UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2019
Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)
Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Common stock, par value $0.01	MDSO	The NASDAQ Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on May 29, 2019, the Company’s stockholders took the following actions: (1) elected eight directors to serve on the board of directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement (the “Say on Pay Vote”); (3) approved an amendment to the Company’s Amended and Restated 2017 Long-Term Incentive Plan (“LTIP”) to increase by 2,300,000 the number of shares of common stock authorized for issuance under the LTIP; and (4) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. For more information about the foregoing proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2019, the relevant portions of which are incorporated herein by reference.
The number of shares of common stock entitled to vote at the Annual Meeting was 62,260,163. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 54,284,167. The voting results for each proposal are set forth below.

Proposal 1. Election of Directors
All eight director nominees were elected, each having received more votes cast for than against his or her election, and will serve as directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified. The votes cast for, against or abstained with respect to each nominee and the number of broker non-votes with respect to each nominee were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Tarek A. Sherif	50,865,525	513,008	38,345	2,867,289
Glen M. de Vries	51,030,321	348,187	38,370	2,867,289
Carlos Dominguez	48,561,126	2,810,433	45,319	2,867,289
Neil M. Kurtz, M.D.	49,267,230	2,102,925	46,723	2,867,289
George W. McCulloch	49,943,502	1,426,621	46,755	2,867,289
Maria Rivas	51,262,114	111,373	43,391	2,867,289
Lee A. Shapiro	49,127,683	2,243,877	45,318	2,867,289
Robert B. Taylor	47,024,069	4,347,665	45,144	2,867,289

Proposal 2. Advisory Vote on Executive Compensation (the “Say on Pay Vote”)
Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative. There were 48,769,168 (or 94.9%) votes cast for this proposal, and 2,609,687 (or 5.1%) votes against it, with 38,023 votes abstaining and 2,867,289 broker non-votes.

Proposal 3. Approval of Amendment to the Company’s Amended and Restated 2017 Long-Term Incentive Plan
Stockholders approved an amendment to the Company’s Amended and Restated 2017 Long-Term Incentive Plan (“LTIP”) to increase by 2,300,000 the number of shares of common stock available for issuance under the LTIP. The results of the voting included 48,549,159 (or 94.5%) votes for, 2,827,668 (or 5.5%) votes against, 40,051 votes abstaining, and 2,867,289 broker non-votes.
Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The results of the voting included 53,553,841 (or 98.7%) votes for, 699,485 (or 1.3%) votes against, and 30,841 votes abstaining.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIDATA SOLUTIONS, INC.
Date: May 30, 2019
By: /s/ MICHAEL I. OTNER

Name:	Michael I. Otner

Title:	Executive Vice President—General Counsel and Secretary